UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 20, 2011

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01. Other Events

On September 20, 2011, Dole Food Company, Inc. issued a press release announcing that a Dole subsidiary had signed a definitive agreement pursuant to which it will sell all of the shares of Dole Food España, S.A.U., to a subsidiary of Compagnie Financière de Participations, a company in which Dole holds a non-controlling 40% stake, with closing expected to occur in November 2011, subject to the satisfaction or waiver of certain conditions precedent. Dole Food Espana, S.A.U., with 2010 revenues of approximately $150 million, conducts Dole’s ripening and distribution business in Spain and Portugal. Dole will receive, on net, approximately 11.9 million euros, after payment of certain amounts.

Section 9. Financial Statement and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

99.1*	Press Release, dated September 20, 2011 concerning the entry into a definitive agreement concerning the sale of Dole Food España, S.A.U.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 21, 2011	DOLE FOOD COMPANY, INC. REGISTRANT

	By:	/s/ C. MICHAEL CARTER
C. Michael Carter
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release, dated September 20, 2011, concerning the entry into a definitive agreement concerning the sale of Dole Food España, S.A.U.

*	Filed herewith

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